UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2015

Global Digital Solutions, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-26361	22-3392051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 800 West West Palm Beach, Florida 33401
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 515-6163

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Securities Purchase Agreement dated April 3, 2015 and Convertible Promissory Note due April 2, 2016 with Vis Vires Group, Inc.

On April 3, 2015, Global Digital Solutions, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “VVG SPA”) with Vis Vires Group, Inc. Inc. (“VVG”) providing for the purchase of a Convertible Promissory Note bearing interest at 8% per annum in the principal amount of $50,000 due April 2, 2016 (the “VVG Note”). The VVG Note, which was issued on April 3, 2015, was funded on April 8, 2015, with the Company receiving net proceeds of $42,000, (net of VVG’s legal expenses of $3,000 which, in accordance with the terms of the VVG SPA, the Company agreed to pay, and a finders fee of $5,000 payable to Carter Terry & Co.), which is to be used for general corporate purposes.

The VVG Note can be prepaid, at redemption premiums ranging from 15% to 45%, until 180 days following the issuance date of the VVG Note, after which the Company has no right of repayment. The VVG Note is convertible at a price per share equal to 60% of the average of the lowest trading price of the Company’s common stock during the 20 trading days prior to conversion. If, at any time when the VVG Note is outstanding, the Company issues or sells, or is deemed to have issued or sold, any shares of its common stock in connection with a subsequent placement for no consideration or for a consideration per share based on a variable price formula that is less than the conversion price in effect on the date of such issuance of shares of common stock, then the conversion price will be reduced to the amount of the consideration per share received for such issuance.

The VVG Note contains certain covenants and restrictions including, among others, that for so long as the VVG Note is outstanding the Company will not pay dividends or dispose of certain assets, and that the Company will maintain its listing on an over-the-counter market. Events of default under the note include, among others, failure to pay principal or interest on the note or comply with certain covenants under the note.

The foregoing descriptions of the VVG SPA and the VVG Note are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. The issuance of the securities set forth herein were made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act and Rule 506 promulgated thereunder in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient in the transaction; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the investor and the Company; and (f) the recipient of the note was an accredited investor.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement with Vis Vires Group, Inc. dated April 3, 2015
10.2	Convertible Promissory Note dated April 3, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Digital Solutions, Inc.

Date: February 10, 2015	By:	/s/ Richard J. Sullivan
Richard J. Sullivan
Chief Executive Officer

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Exhibit Index

Exhibit Number	Description
10.1	Securities Purchase Agreement with Vis Vires Group, Inc. dated April 3, 2015
10.2	Convertible Promissory Note dated April 3, 2015

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